Exhibit 4.1

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN ICECURE MEDICAL, LTD.’S PROSPECTUS DATED [●], 2025 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, THE INFORMATION AGENT, BY TELEPHONE ((888) 789-8409) OR EMAIL (SHAREHOLDER@BROADRIDGE.COM).

IceCure Medical Ltd.

Incorporated under the laws of the State of Israel

NON-TRANSFERABLE RIGHTS CERTIFICATE

Evidencing Non-Transferable Rights to Purchase Units of IceCure Medical Ltd.

Subscription Price: $1.00 per Unit consisting of one Ordinary Share and one Warrant

   $0.9999 per Unit consisting of one Pre-Funded Warrant and one Warrant

THE RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE
5:00 P.M., NEW YORK CITY TIME, ON JULY 28, 2025, UNLESS EXTENDED BY THE COMPANY

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of a number of non-transferable subscription rights (the “Rights”) equal to the number of Units set forth above. Each Right entitles the holder thereof to subscribe for and purchase 0.1703 of a Unit (a “Unit”), consisting of one ordinary share, no par value per share (“Ordinary Share”), of IceCure Medical Ltd., a company incorporated under the laws of the State of Israel (“IceCure Medical Ltd.” or the “Company”) and one warrant to purchase one Ordinary Share (the “Warrant”), at a subscription price (the “Subscription Price”) of $1.00 per Unit (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of IceCure Medical Ltd. Rights Certificate” accompanying this Rights Certificate. In lieu of receiving an Ordinary Share in a Unit, a holder whose ownership would exceed 4.99% (or, at the holder’s election, 9.99%) of the Company’s outstanding Ordinary Shares following the Rights Offering may elect to receive one pre-funded warrant to purchase one Ordinary Share (the “Pre-Funded Warrant”) in lieu of one Ordinary Share and the Subscription Price per Unit, consisting of one Pre-Funded Warrant and one Warrant. The Subscription Price for any such electing holder will be reduced to $0.9999 (which equals the Subscription Price per Unit consisting of one Ordinary Share and one Warrant, less the $0.0001 exercise price for each Pre-Funded Warrant). If any Units available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Over-Subscription Units”), any Rights holder that exercises its Basic Subscription Right in full may purchase a number of Over-Subscription Units (the “Over-Subscription Right”) pursuant to the terms and conditions of the Rights Offering, as described in the Prospectus. The Rights represented by this Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each Units in accordance with the “Instructions as to Use of IceCure Medical Ltd. Rights Certificate” that accompany this Rights Certificate.

The undersigned registered owner of Rights acknowledges that the number of Units that the undersigned may obtain by exercising its Over-Subscription Right in the Rights Offering cannot be determined until the expiration of the offering period, as described in the Prospectus.

This Rights Certificate is not valid unless countersigned by Broadridge Corporate Issuer Solutions, LLC, as the subscription agent, and registered by the registrar.

This non-transferable rights certificate has been duly executed in the name and on behalf of IceCure Medical Ltd. by its undersigned duly authorized officers. Witness the signatures of the duly authorized officers of IceCure Medical Ltd. in its name and on its behalf.

Dated: [●], 2025

IceCure Medical, Ltd.

By:	By:
Eyal Shamir, Chief Executive Officer	Ronen Tsimerman, Chief Financial Officer

Countersigned and Registered

Broadridge Corporate Issuer Solutions, LLC, as subscription agent and registrar

By:
Jason Fantry, Senior Corporate Action Event Manager

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

By mail:	By hand delivery or overnight courier,
excluding U.S. Postal Service:

Broadridge, Inc.	Broadridge, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, NY 11717-0718	Edgewood, NY 11717

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1-EXERCISE OF RIGHTS

To invest and purchase Units pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To invest and purchase Units pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 3 below. To the extent your investment exceeds Units that you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of Units for which you are entitled to under the Basic Subscription Right or the Over-Subscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply _____ Units (no. of Units consisting of one Ordinary Share and one Warrant) X $[●] (the Subscription Price) and _____ Units (no of Units consisting of one Pre-Funded Warrant and one Warrant) X $[●] (the Subscription Price) = $          (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT:

If you have exercised your Basic Subscription Right in full and wish to purchase additional Stock pursuant to your Over-Subscription Right:

(c) Total Amount of Payment Enclosed = $

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Units underlying your Rights, or a certificate representing unexercised Rights to be delivered to an address different from that shown on the face of this Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

Address: ____________________________________________

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably invest the amount indicated under Form 1 above on the terms and conditions specified in the Prospectus. This Form 3 must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Name of Registered Holder(s):

_________________________________________________

Signature(s): ______________________________________

If signing on behalf of an entity:

Title: ____________________________________________

FORM 4-SIGNATURE GUARANTEE This form must be completed if you have completed any portion of Form 2 Signature Guaranteed: ____________________________________________ (Name of Bank or Firm)

METHOD OF PAYMENT (CHECK ONE)	By:
(Signature of Officer)

☐	Certified Bank or Cashier’s Check upon a U.S. bank payable to “Broadridge Corporate Issuer Solutions, LLC”

☐

Wire transfer of immediately available funds directly to the following account, with reference to the Rights holder’s name:

ABA/Routing number: 123000848

International/Swift code:

USBKUS44IMT

Bank: U.S. Bank

City/State/Country: Minneapolis,

MN 55402 United States

Beneficiary Account Name: Broadridge

Account Number: 153910728465

Reference: IceCure Rights Offering

For Further Credit Name: IceCure Medical Ltd.

For Further Credit Account Number:

153912321905

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF ICECURE MEDICAL LTD. RIGHTS CERTIFICATE, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, THE INFORMATION AGENT, BY TELEPHONE ((888) 789-8409) OR EMAIL (SHAREHOLDER@BROADRIDGE.COM).

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